SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

June 24, 2004

    SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	1-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, FL	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (772) 287-4000

Item 4.

Changes in Registrant’s Certifying Accountant

The Audit Committee of the  Board of Directors of Seacoast Banking Corporation of Florida (the “Company”), has determined to replace PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as its independent public accountants effective June 24, 2004 and appointed KPMG LLP (“KPMG”) as its new independent accountants.

During the Company’ two most recent fiscal years ended December 31, 2003 and 2002, and through the subsequent interim period ended June 24, 2004, there were and have been no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such periods. None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the fiscal years ended December 31, 2003 and 2002 or during the subsequent interim period through June 24, 2004.  The reports of PricewaterhouseCoopers on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

The Company has provided PricewaterhouseCoopers with a copy of the foregoing disclosures.  Attached as Exhibit 16.1 to this report is a copy of the letter from PricewaterhouseCoopers dated June 28, 2004, stating whether PricewaterhouseCoopers agrees with these disclosures.

During the two most recent fiscal years ended December 31, 2003 and 2002, and through June 24, 2004, the Company has not consulted with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Commission Regulation S-K.

Item 7.

Financial Statements and Exhibits.

The following exhibits are filed with this current report on Form 8-K.

Exhibit No.

Description

16.1

Letter addressed to the Securities and Exchange Commission from PricewaterhouseCoopers, dated June 29, 2004.

99.1

Press Release dated June 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 the registrant has duly caused this form to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Date:    June 29, 2004

By:     /s/ William R. Hahl

          William R. Hahl

          Executive Vice President & CFO